UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)       October 16, 2017

American River Bankshares

(Exact name of registrant as specified in its chapter)

California	0-31525	68-0352144
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

3100 Zinfandel Drive, Suite 450, Ranch Cordova, California	95670
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (916) 854-0123

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Page 1 of 3 Pages

The Index to Exhibits is on Page 3

Item 1.01. Entry into a Material Definitive Agreement.

On May 23, 2007, the registrant executed a lease (the “Lease”) with Joseph T. Bellamy, Trustee of the Joseph T. Bellamy 2005 Trust (the “Landlord”). The Lease relates to office space to be occupied by one of the issuer’s subsidiary, American River Bank, successor to Bank of Amador, a division of American River Bank. The premises are located at 26395 Buckhorn Ridge Road, Pioneer, California. On October 12, 2007, the building was occupied by the registrant and the lease term commenced. On October 12, 2007 the registrant and the Landlord entered into the First Amendment to the Lease (the “Amendment”), which outlines the start date and end date of the Lease. On October 16, 2017, the registrant and the Landlord entered into the Second Amendment to the Lease (the “Second Amendment”). The foregoing description is qualified by reference to the Second Amendment attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Second Amendment to the Lease between Joseph T. Bellamy, Trustee of the Joseph T. Bellamy 2005 Trust and American River Bank, successor to Bank of Amador, a division of American River Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RIVER BANKSHARES

October 16, 2017	/s/ Mitchell A. Derenzo
Mitchell A. Derenzo, Chief Financial Officer

	INDEX TO EXHIBITS

Exhibit No.	Description	Page

99.1	Second Amendment to the Lease between Joseph T. Bellamy, Trustee of the Joseph T. Bellamy 2005 Trust and American River Bank, successor to the Bank of Amador, a division of American River Bank.	1